Stock Option
Exchange
Employee Training
July / August 2012
Exhibit (a)(1)(I)
Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners. © 2010 Dolby Laboratories, Inc. All rights reserved.

Agenda
Why are we making this offer?
What is the Stock Option Exchange Program?
Overview of stock options versus RSUs at Dolby
Who’s eligible?
How many RSUs will I receive?
When will I receive the new RSUs?
What are the tax implications?
What should I consider in making my decision?
How do I participate?
What happens following close of the offer?
What if I have questions?
Demo of offer website

Why are we making this offer?
Despite continued revenue growth and profitability in fiscal
2011, our stock price declined significantly throughout 2011
Believe decline was influenced by events in our industry, the outcome of which is still unclear, and ongoing market volatility
As a result of the decline in our stock price, significant portion of our stock options are underwater
Primary purpose of the exchange program is to restore the
intended retention and incentive value of our equity awards
and to better align the interests of our option holders and
stockholders

What is the Stock Option Exchange Program?
An offer to:
exchange certain underwater stock options
for a lesser number of restricted stock units (RSUs)
subject to a new vesting schedule
Stockholder approved program
Offer is filed with the U.S. Securities and Exchange Commission
(SEC) as part of a tender offer statement on Schedule TO available at www.sec.gov
Offer is open July 16, 2012 - August 10, 2012 at 9 p.m. Pacific Time
Participation is voluntary

Overview of Stock Options versus RSUs at Dolby
Stock Options Restricted Stock Units (RSUs)
Gives you the right to…
• Purchase a specified number of
shares
• In the future
• At a fixed price
(known as the “exercise price” and
equal to the closing stock price on the
date of grant)
• Receive a specified number of
shares
• In the future
No purchase price paid by you
for the shares
You earn this right…
(known as vesting)
Typically over 4 years:
25% after 1 year; monthly thereafter,
subject to continued service
Typically over 4 years:
25% after each year,
subject to continued service
(A different vesting schedule will apply to
RSUs received via this exchange offer)
Once you vest… You determine if and when to
exercise (i.e., purchase) the shares
You automatically own shares
upon vesting*
Has value when… The stock price is greater than the
exercise price
Virtually guaranteed to have value
(as long as stock price is >$0)
Potential value to you is
equal to…
Difference between current stock
price and exercise price, less taxes**
Actual stock price, less taxes**

*    In China, PRC nationals are not able to hold Dolby stock, so shares are immediately sold following RSU vesting
**  Tax consequences vary by country and by type of equity grant; refer to the country-specific tax disclosures & consult your tax advisor

Who’s eligible to participate?
All employees of Dolby or its subsidiaries who:
Work in an eligible country as of the start of the offer; or
As of the start of the offer, have received notice that they may transfer to an eligible country; and
Who remain an employee working in an eligible country as of the expiration of the offer
Eligible countries include all current locations as of the start of the offer, except Australia and Canada (due to adverse tax or regulatory implications)

Which grants are eligible to be exchanged?
Stock options that meet all of the following criteria are eligible:
Exercise prices greater than $45.83
Granted prior to July 16, 2011
Remain outstanding and unexercised as of the offer expiration date
Are underwater as of the offer expiration date
(i.e., exercise price is greater than Dolby’s closing stock price on the offer expiration date)
Employees may elect to participate on a grant-by-grant basis
If choose to include a grant, must exchange all vested and
unvested outstanding options associated with that particular grant

How many RSUs will I receive?
For each eligible option, you will have a choice of exchanging these options for a lesser number of RSUs
Number of RSUs you are eligible to receive is determined by an exchange ratio
Exchange ratio is based on the exercise price of your eligible options as follows:

If the exercise price of your
eligible options is:
If you elect to participate,
you will receive:*
$45.84 - $50 1 RSU for every 3.2 exchanged options
$50.01 - $55 1 RSU for every 3.3 exchanged options
$55.01 - $60 1 RSU for every 3.4 exchanged options
$60.01 - $65 1 RSU for every 3.5 exchanged options
$65.01 and higher 1 RSU for every 3.6 exchanged options
* RSUs are rounded down to nearest whole share

When will I receive the new RSUs?
Grant date for new RSUs is August 10, 2012 (unless offer extended)
Each new RSU grant will have a new vesting schedule*
New vesting schedule is based on the extent to which your exchanged options were vested as of the start of the offer
Vesting begins on the grant date, subject to continued service
Any unvested shares are forfeited upon termination of employment

Exchanged Grant’s Vesting Status
as of the Start of the Offer: New RSU Vesting Schedule*:
90% - 100% vested
1 year
(100% after 1 year)
50% – 89% vested
2 years
(33% after 1 year; 67% after 2 years)
Less than 50%
3 years
(25% after 1 year; 25% after 2 years;
50% after 3 years)
* CEO and CEO executive direct reports are subject to an extended vesting schedule as outlined in the Offer to Exchange

What are the tax implications?
Tax implications typically differ for stock options versus RSUs and will vary by country
Please carefully review the country-specific tax disclosures included in the Offer to Exchange document
If you have worked or resided in more than one country between the grant date and the date of the exchange, you may be subject to tax and social insurance consequences in more than one country
If you previously worked in Australia and/or Canada, there may be adverse tax effects associated with participation in this offer
If you vested in eligible options while working in the Netherlands, you must accept the terms of the Dutch Tax Ruling to participate in the exchange

What should I consider in making my decision?
Potential future value of your eligible options vs. replacement RSUs
Based on your assumptions about future stock price
You can model scenarios on the offer website
Your risk tolerance
Vesting schedules
Differences in tax implications and/or timing of taxes between stock options and RSUs
Refer to country-specific tax disclosures provided in Offer to Exchange document
Consult with your tax advisor
Carefully review the information provided in the Offer to Exchange and supplemental documents
Dolby is not making any recommendation as to whether or not you should participate

How do I make my election?
Log-on to the offer website at www.Corp-action.net/Dolby
Enter your Dolby email address and PIN
PIN was emailed to you on July 16 by dolbyoptionexchange@dolby.com
You may request your PIN via the website or by calling the Computershare Call Center at 866-438-1109 (toll-free within the U.S.) or +1-201-680-6942 (collect outside the U.S.)
Review the offer materials and view your eligible option holdings
Make your election decision online or request a hard copy election (or withdrawal) form by contacting Computershare
Model the potential gains for your options versus RSUs via the offer website
Employees in France and any trustees or other persons acting in a fiduciary or representative capacity may only make a hard copy election (no online election)
May withdraw or change your election at any time prior to offer close
All final elections must be submitted and
received no later than
August 10, 2012 at 9 p.m. Pacific Time

What happens following the close of the offer?
All properly submitted elections will be processed
Exchanged stock options will be immediately canceled
New RSUs granted on August 10, 2012 following close of offer
Within 2 weeks, you will receive your RSU grant agreement, which you must accept by following the provided instructions

What if I have questions?
Refer to the offer materials available at www.Corp-action.net/Dolby or via www.sec.gov
Contact the Computershare Call Center at:
866-438-1109 (toll-free within the U.S.) or
+1-201-680-6942 (call collect outside the U.S.)
Available 24 hours / day Monday through Friday Pacific Time
Interpreter services are available upon request